Exhibit 10.1

Mineral Mining Interactive Technology and Related Application Software
Development Service Contract

Project Name: Mineral Mining Interactive Technology and Related Application Software Development.
Project No: 20180501001
Client (Party A): Fuse Enterprises Inc.
Developer (Party B): Prime King Investment Limited

According to the contract laws and relevant regulations of Hong Kong, in consideration of the mutual promises and covenants set forth in this contract, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Term 1：Requirements of contract, rights and obligations of both parties
1、Party A authorizes Party B to develop a project named Mineral Mining Interactive Technology and Related Application Software Development according to the requirements of Fuse Enterprises Inc. (the “Project”).
2、Party B is responsible for the development, installation and debug of software, system or relevant items of the Project and shall ensure the Project functional according to Party A’s requirements.
3、Party B is responsible for collection and building of raw data for the application system, as well as software, hardware and network operation environment needed for application system construction as well as other items necessary for the Project.  Party A shall provide assistance and guidance for Party B as needed.

4、Party B is responsible for as many trainings as reasonably requested by Party A to the relevant personnel of Party A after the completion of the Project to make sure personnel of Party A can use the system and Project smoothly. The training contents include: system software operation and daily operation and maintenance. The training shall be free of charge to Party A.

Term 2: Technical requirements to be achieved
1、Project named Mineral Mining Interactive Technology and Related Application Software Development should satisfy Party A's daily business work and operation needs.
2、Party B has the responsibility to develop, manage and maintain the project of Mineral Mining Interactive Technology and Related Application Software Development for Party A. Party B is responsible for the maintenance of Project free of charge for a period of one year starting from the completion of the Project.

Term 3：Software development plan and schedule.
For all system development and management, both parties should closely cooperate with each other, and Party A should assign special staffs to coordinate this task.

Term 4：Project development compensation:
1.
The fee for the development and maintenance of the project Mineral Mining Interactive Technology and Related Application Software Development is: $3 M USD, to be paid: 50% within 10 days of the execution of this Contract and 50% within 10 days of the completion of the Project after inspection and approval by Party A pursuant to Term 5 of this Contract.

2.
All travel expenses should be paid by Party A if Party A requests for such travels for training relevant staffs of Party A, daily operation, system installation and system development of the Project. Any expense that is over $2,000 should be preapproved by Party A.

3.
Mineral Mining Interactive Technology and Related Application Software Development should be completed within 3 months from the date this Contract is signed. If Party B fails to complete the Project within 3 months from the date of this Contract, including fails to pass the inspection under Term 5 below, Party A may request for losses and damages due to the delay.  If Party B fails to complete the Project within 4 months from the date of this Contract, including fails to pass the inspection under Term 5 below, Party A may terminate this Contract and request for its total losses and damages due to delay and termination.

Term 5: Standards and methods for the Project acceptance:
1.	Acceptance inspection：both parties shall jointly organize and participate the acceptance inspection for the Project.
2.	Acceptance of Project：(1) Installation acceptance (2) System and application acceptance
3.	Acceptance method：
(1) Installation acceptance: using test acceptance methods in accordance with the requirements of Party A. Party B shall complete the system modification, installation and debug upon Party A’s request until the Project satisfies Party A’s requirements and receives Party A’s approval for acceptance.

(2) System operation: Both parties shall jointly verify and confirm the system is operating normally and meeting Party A’s requirements.

Term 6: Other Covenants:
Any copyright and other intellectual property rights developed during and included in the Project (collectively as “IP Rights”) of Mineral Mining Interactive Technology or Relevant Software Development shall solely belong to and be owned by Party A. Without the prior permission of Party A, Party B shall not disclose any information of this Project or any information provided by Party A (the “Confidential Information ”) to any third parties, and shall not conduct decryption or any other unauthorized use or operations of the Project. All the Confidential Information and IP Rights shall only be used for the Project purpose.  Otherwise, Party A will investigate and seek legal action and damages if Party B breaches this term.

Term 7: Liability for breach of contract:
1.
Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The number of arbitrators shall be one. The arbitration proceedings shall be conducted in Hong Kong. The award of HKIAC shall be final and binding to both parties.  This Contract shall be governed by and construed and enforced in accordance with the laws and regulations of Hong Kong, without regard to the principles of conflicts of law thereof.

Term 8: Other Matters
1、Matters not covered in this Contract shall be settled through negotiations or amendments to this Contract.
2、This Contract shall be effective only after it is signed by both parties.

Party A：__________________	Party B：_____________________
Name: ___________________	Name: _______________________
Title: _____________________	Title: _________________________
Address：_________________	Address：____________________
Tel：_____________________	Tel：_________________________
Date:_____________________	Date: _________________________